                                                                   EXHIBIT 10.21





                               QUANEX CORPORATION

                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                               QUANEX CORPORATION

                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                                                                  Section
                                                                                                                  -------
ARTICLE I - DEFINITIONS

         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1
         Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2
         Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.3
         Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.4
         Non-Employee Director  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.5
         Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.6
         Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.7
         Optionee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.8
         Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.9
         Retire or Retirement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.10
         Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.11

ARTICLE II - GENERAL PROVISIONS RELATING TO OPTIONS

         Dedicated Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1
         Non-Transferability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2
         Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.3
         Changes in the Company's Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.4
         Options Conditioned Upon Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.5

ARTICLE III - OPTIONS

         Automatic Annual Grants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.1
         Amount Exercisable--Automatic Annual Grants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.2
         Grants for New Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.3
         Amount Exercisable--Grants for New Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.4
         Option Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.5
         Duration of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.6
         Death of an Optionee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.7
         Exercise of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.8
         Form of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.9
         Written Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.10
         No Rights as Stockholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.11

ARTICLE IV - AMENDMENT OR TERMINATION OF PLAN

ARTICLE V - MISCELLANEOUS

         No Retention Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1
         Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.2
         Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.3
         Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.4
         Other Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.5
         Other Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.6
         Arbitration of Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.7
         Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.8

                               QUANEX CORPORATION
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         This Quanex Corporation 1997 Non-Employee Director Stock Option Plan (the "Plan") is adopted, subject to stockholder approval, for the benefit of the directors of Quanex Corporation, a Delaware corporation (the "Company") who, at the time of their service, are not employees of the Company or any of its subsidiaries. The Plan is intended to advance the interest of the Company by providing such directors with an additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.

                                   ARTICLE I

                                  DEFINITIONS


         The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

         1.1 "BOARD OF DIRECTORS" means the board of directors of the Company.

         1.2     "COMPANY" means Quanex Corporation, a Delaware corporation.

         1.3 "DISABILITY" means a mental or physical disability of the Optionee which, in the opinion of a physician selected by the President of the Company, (i) shall prevent the Optionee from adequately performing his services as a director of the Company and (ii) can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than 12 months.

         1.4 "FAIR MARKET VALUE" of the Stock as of any date means the closing sale price of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) on the principal securities exchange on which the Stock is listed.

         1.5 "NON-EMPLOYEE DIRECTOR" means a director of the Company who, while a director, is not an employee of the Company, or a corporation, of which a majority of voting securities is owned, directly or indirectly, by the Company.

         1.6 "OPTION" means an option granted under this Plan to purchase shares of Stock.

         1.7 "OPTION AGREEMENT" means the written agreement which sets out the terms of an Option.

         1.8 "OPTIONEE" means a person who is granted an Option under this Plan.

         1.9 "PLAN" means the Quanex Corporation 1997 Non-Employee Director Stock Option Plan, as set out in this document and as it may be amended from time to time.

         1.10 "RETIRE" or "RETIREMENT" means the cessation of an Optionee's services as a director on the Board of Directors after completing either two full terms or six years of service as a director on the Board of Directors.

         1.11 "STOCK" means the common stock of the Company, $.50 par value. In addition, for purposes of the Plan and the Options, the term Stock shall be deemed to include any rights to purchase the Series A Junior Participating Preferred Stock of the Company that may then be trading with the Stock as provided in the Rights Agreement between the Company and Chemical Bank.

                                   ARTICLE II

                     GENERAL PROVISIONS RELATING TO OPTIONS

         2.1 DEDICATED SHARES. The total number of shares of Stock with respect to which Options may be granted under the Plan shall be 400,000 shares. The shares may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 2.1 shall be subject to adjustment in accordance with the provisions of Section 2.4.

         If any outstanding Option expires or terminates for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

         2.2 NON-TRANSFERABILITY. Except as expressly provided otherwise in an Optionee's Option Agreement, Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him.

         2.3 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Board of Directors has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Board of Directors on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option and the issuance of shares thereunder, to comply with any law or regulation of any governmental authority.

         2.4 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. If the Company shall effect a subdivision or consolidation of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock outstanding without receiving consideration therefor in money, services, or property, or the reclassification of its Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of Stock subject to outstanding Options hereunder shall be appropriately adjusted by the Board of Directors (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Stock, the Options shall extend to such other securities) in such a manner as to entitle an Optionee to receive, upon exercise of an Option, for the same aggregate cash compensation, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) he would have held after such adjustment if he had exercised his Option in full immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining stockholders to be affected by such adjustment; and
(b) the number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) shall be adjusted by substituting for the total number and class of shares of Stock then received, the number and class or classes of shares of Stock (or in the case of a dividend on, or reclassification into, other equity securities, such other securities) that would have been received by the owner of an equal number of outstanding shares of Stock as the result of the event requiring the adjustment. Comparable rights shall accrue to each Optionee in the event of successive subdivisions, consolidations, capital adjustment, dividends or reclassifications of the character described above.

         If the Company shall distribute to all holders of its shares of Stock (including any such distribution made to non-dissenting stockholders in connection with a consolidation or merger in which the Company is the surviving corporation and in which holders of shares of Stock continue to hold shares of Stock after such merger or consolidation) evidences of indebtedness or cash or other assets (other than cash dividends payable out of consolidated retained earnings not in excess of, in any one year period, the greater of (a) $1.00 per share of Stock or (b) two times the aggregate amount of dividends per share paid during the preceding calendar year and dividends or distributions payable in shares of Stock or other equity securities of the Company described in the immediately preceding paragraph), then in each case the Optionee's exercise price specified in his Option Agreement ("Exercise Price") shall be adjusted by reducing the Option Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by an amount equal to the Fair Market Value, as determined in good faith by the Board of Directors (whose determination shall be described in a statement filed in the Company's corporate records and be available for inspection by any holder of an Option) of the portion of the evidence of indebtedness or cash or other assets so to be distributed applicable to one share of Stock; provided that in no event shall the Option Price be less than the par value of a share of Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of the distribution retroactive to the record date for the determination of the stockholders entitled to receive such distribution. Comparable adjustments shall be made in the event of successive transactions of the character described above.

         If the Company shall make a tender offer for, or grant to all of its holders of its shares of Stock the right to require the Company or any subsidiary of the Company to acquire from such stockholders shares of Stock, at a price in excess of the Current Market Price (a "Put Right") or the Company shall grant to all of its holders for its shares of Stock the right to acquire shares of Stock for less than the Current Market Price (a "Purchase Right"), then, in the case of a Put Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such Put Right by a fraction, the numerator of which shall be the number of shares of Stock then outstanding minus the number of shares of Stock which could be purchased at the Current Market Price for the aggregate amount which would be paid if all Put Rights are exercised and the denominator of which is the number of shares of Stock which would be outstanding if all Put Rights are exercised; and, in the case of a Purchase Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately prior to the record date for the determination of the stockholders entitled to receive such Purchase Right by a fraction, the numerator of which shall be the number of shares of Stock then outstanding plus the number of shares of Stock which could be purchased at the Current Market Price for the aggregate amount which would be paid if all Purchase Rights are exercised and the denominator of which is the number of shares of Stock which would be outstanding if all Purchase Rights are exercised. In addition, the number of shares subject to the Option shall be increased by multiplying the number of shares then subject to the Option by a fraction which is the inverse of the fraction used to adjust the Option Price. Notwithstanding the foregoing, if any such Put Rights or Purchase Rights shall terminate without being exercised, the Option Price and number of shares subject to the Option shall be appropriately readjusted to reflect the Option Price and number of shares subject to the Option which would have been in effect if such unexercised Rights had never existed. Comparable adjustments shall be made in the event of successive transactions of the character described above.

         After the merger of one or more corporations into the Company, after any consolidation of the Company and one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company shall be the surviving corporation, each Optionee, at no additional cost, shall be entitled to receive, upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the number and class of shares of stock or other equity securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such Optionee had been a holder of a number of shares of Stock equal to the number of shares as to which the Option shall then be so exercised and, if as a result of such merger, consolidation or other transaction, the holders of Stock are not entitled to receive any shares of Stock pursuant to the terms thereof, each Optionee, at no additional cost shall be entitled to receive, upon exercise of his Option, such other assets and property, including cash to which he would have been entitled if at the time of such merger, consolidation or other transaction he had been the holder of the number of shares of Stock equal to the number of shares as to which the Option shall then be so exercised. Comparable rights shall accrue to each Optionee in the event of successive mergers or consolidations of the character described above.

         After a merger of the Company into one or more corporations, after a consolidation of the Company and one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company is not the surviving corporation, each Optionee shall, at no additional cost, be entitled at the option of the surviving corporation (i) to have his then existing Option assumed or have a new option substituted for the existing Option by the surviving corporation to the transaction which is then employing him, or a parent or subsidiary of such corporation, on a basis where the excess of the aggregate fair market value of the shares subject to the Option immediately after the substitution or assumption over the aggregate Option Price of such option is equal to the excess of the aggregate fair market value of all shares subject to the option immediately before such substitution or assumption over the aggregate Option Price of such shares, provided that the shares subject to the new option must be traded on the New York or American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotation System, or (ii) to receive, upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the securities, property and other assets, including cash, to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation or the agreement giving rise to the other corporate transaction if at the time of such merger, consolidation or other transaction such Optionee had been the holder of the number of shares of Stock equal to the number of shares as to which the Option shall then be so exercised.

         If a corporate transaction described in Section 424(a) of the Code which involves the Company is to take place and there is to be no surviving corporation while an Option remains in whole or in part unexercised, it shall be canceled by the Board of Directors as of the effective date of any such corporate transaction but before that date each Optionee shall be provided with a notice of such cancellation and shall have the right to exercise such Option in full (without regard to any vesting limitations set forth in, or imposed pursuant to, preceding provisions of this Plan or the Option Agreement) to the extent it is then still unexercised during a 30-day period preceding the effective date of such corporate transaction.

         For purposes of this Section, Current Market Price per share of Stock shall mean the last reported price for the Stock in the New York Stock Exchange -- Composite Transaction listing on the trading day immediately preceding the first trading day on which, as a result of the establishment of a record date or otherwise, the trading price reflects that an acquirer of Stock in the public market will not participate in or receive the payment of any applicable dividend or distribution; provided, however, that if there is no closing price for the stock as so reported on that date or if, in the discretion of the Committee, another means of determining the fair value of the shares of stock at such date shall be necessary or advisable, the Committee may provide for another means for determining the Current Market Price of the Stock.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock then subject to outstanding Options.

         2.5 OPTIONS CONDITIONED UPON STOCKHOLDER APPROVAL OF THE PLAN. No Option granted under the Plan will be exercisable before the stockholders of the Company approve the Plan.

                                  ARTICLE III

                                    OPTIONS

         3.1 AUTOMATIC ANNUAL GRANTS. Except for any October 31 on which he receives an Option under the Quanex Corporation 1989 Non-Employee Director Stock Option Plan, subject to the approval of the Plan by the stockholders of the Company and the availability under the Plan of a sufficient number of shares of Stock that may be issued upon the exercise of outstanding Options, each Non-Employee Director who is a director of the Company on any October 31 while this Plan is in effect shall be granted on each such October 31 an Option to purchase such number of shares of Stock as is determined by the Board of Directors.

         3.2     AMOUNT EXERCISABLE--AUTOMATIC ANNUAL GRANTS.

         Subject to Section 2.5, each Option granted pursuant to Section 3.1 is exercisable in full immediately upon the date of grant.

         3.3 GRANTS FOR NEW DIRECTORS. Subject to the approval of the Plan by the stockholders of the Company and the availability under the Plan of a sufficient number of shares of Stock that may be issued upon the exercise of outstanding options, there shall be granted under the Plan to each Non-Employee Director who was not granted an Option under the Quanex Corporation 1987 Non-Employee Director Stock Option Plan as of the date upon which such Non-Employee Director shall have continuously served as a director of the Company for a period of one year an Option to purchase such number of shares of Stock as is determined by the Board of Directors. Upon the receipt of an Option under the Plan pursuant to this Section 3.3, the Optionee shall not be eligible to receive another Option for new Non-Employee Directors pursuant to this Section 3.3. Nothing in this Section 3.3 shall affect the eligibility of an Optionee to receive an Option pursuant to Section 3.1.

         3.4 AMOUNT EXERCISABLE--GRANTS FOR NEW DIRECTORS. Each Option Agreement for an Option granted pursuant to Section 3.3 shall contain the following terms of exercise:

                 (a) No Option granted under Section 3.3 of the Plan may be exercised until the Optionee has served as a director of the Company for one year following the date of grant;

                 (b) beginning on the day after the first anniversary of the date of grant, the Option may be exercised up to 1/3 of the shares subject to the Option;

                 (c) after the expiration of each succeeding anniversary date of the date of grant, the Option may be exercised up to an additional 1/3 of the shares subject to the Option, so that after the expiration of the third anniversary of the date of grant, the Option shall be exercisable in full; and





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                 (d) to the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the Option expires on the tenth anniversary of the date of the grant.

         3.5 OPTION PRICE. The price at which Stock may be purchased under an Option shall be equal to 100% of the Fair Market Value of the shares of Stock on the date the Option is granted.

         3.6     DURATION OF OPTIONS.

                 Each Option awarded, to the extent it shall not previously have been exercised, shall terminate on the earlier of the following dates:

                          (i) on the last day within the three month period commencing on the date on which the Optionee ceases to be a director of the Company, for any reason other than death, Retirement or Disability; or

                          (ii) ten years after the date of grant of such Option.

         If the Optionee ceases to be a director of the Company for any reason other than his death, Disability or Retirement, his Option shall not continue to vest after such cessation of service as a director. If the Optionee ceases to be a director of the Company due to his death, Disability or Retirement, his Option shall continue to vest after such cessation of service as a director until the Option expires ten years after the grant of the Option.

         3.7 DEATH OF AN OPTIONEE. Upon the death of an Optionee prior to the expiration of his Option, his executors, administrators or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the expiration date of the Option to exercise the Option with respect to the number of shares that the Optionee would have been entitled to exercise if he were still alive.

         3.8 EXERCISE OF OPTIONS. An Optionee may exercise his Option by delivering to the Company a written notice stating (i) that he wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of Stock with respect to which such Option is to be exercised and
(iii) the address to which the certificate representing such shares of Stock should be mailed. In order to be effective, such written notice shall be accompanied by payment of the option price of such shares of Stock. Each such payment shall be made by cashier's check drawn on a national banking association and payable to the order of the Company in United States dollars.

         If, at the time of receipt by the Company of such written notice, (i) the Company has unrestricted surplus in an amount not less than the option price of such shares of Stock, (ii) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred Stock of the Company have been fully paid, (iii) the acquisition by the Company of its own shares of Stock for the purpose of





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enabling such Optionee to exercise such Option is otherwise permitted by applicable law and without any vote or consent of any stockholder of the Company, and (iv) there shall have been adopted, and there shall be in full force and effect, a resolution of the Board of Directors of the Company authorizing the acquisition by the Company of its own shares of Stock for such purpose, then such Optionee may deliver to the Company, in payment of the option price of the shares of Stock with respect to which such Option is exercised, (x) certificates registered in the name of such Optionee that represent a number of shares of Stock legally and beneficially owned by such Optionee (free of all liens, claims and encumbrances of every kind) and having a Fair Market Value on the date of receipt by the Company of such written notice that is not greater than the option price of the shares of Stock with respect to which such Option is to be exercised, such certificates to be accompanied by Stock powers duly endorsed in blank by the record holder of the shares of Stock represented by such certificates, with the signature of such record holder guaranteed by a national banking association, and (y) if the option price of the shares of Stock with respect to which such Option is to be exercised exceeds such Fair Market Value, a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the amount of such excess. Notwithstanding the provisions of the immediately preceding sentence, the Treasurer of the Company, in his sole discretion, may refuse to accept shares of Stock in payment of the option price of the shares of Stock with respect to which such Option is to be exercised and, in that event, any certificates representing shares of Stock that were received by the Company with such written notice shall be returned to such Optionee, together with notice by the Company to such Optionee of the refusal of the Treasurer of the Company to accept such shares of Stock. If, at the expiration of seven business days after the delivery to such Optionee of such written notice from the Company, such Optionee shall not have delivered to the Company a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the option price of the shares of Stock with respect to which such Option is to be exercised, such written notice from the Optionee to the Company shall be ineffective to exercise such Option.

         As promptly as practicable after the receipt by the Company of (i) such written notice from the Optionee and (ii) payment, in the form required by the foregoing provisions of this Section 3.8, of the option price of the shares of Stock with respect to which such Option is to be exercised, a certificate representing the number of shares of Stock with respect to which such Option has been so exercised, such certificate to be registered in the name of such Optionee, provided that such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to such Optionee at the address specified for such purpose in such written notice from the Optionee to the Company.

         3.9 FORM OF OPTIONS. All Options granted under this Plan will be nonqualified stock options that are not intended to qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended.

         3.10 WRITTEN AGREEMENT. Each Option shall be embodied in a written Option Agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Optionee and by an officer of the Company.





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         3.11 NO RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.





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                                   ARTICLE IV

                        AMENDMENT OR TERMINATION OF PLAN

         The Board of Directors of the Company may amend or terminate this Plan at any time, in its sole and absolute discretion; provided, however, that no amendment shall decrease the exercise price for Options below the Fair Market Value of the Stock at the time it is granted.

                                   ARTICLE V

                                 MISCELLANEOUS


         5.1 NO RETENTION OBLIGATION. The granting of any Option shall not impose upon the Company any obligation to continue to retain the Optionee's services as a director of the Company.

         5.2 TAXES. The Company shall not be obligated to advise an Optionee of the existence of any tax that may apply with respect to the grant or exercise of an Option.

         5.3 GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

         5.4 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.

         5.5 OTHER COMPENSATION. The adoption of this Plan shall not affect any other compensation in effect for the Non-Employee Directors, nor shall this Plan preclude the Company from establishing any other forms of compensation for Non-Employee Directors.

         5.6 OTHER OPTIONS. The grant of an Option shall not confer upon an Optionee the right to receive any future or other Options under this Plan.

         5.7 ARBITRATION OF DISPUTES. Any controversy arising out of or relating to the Plan or an Option Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

         5.8 GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.





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